EXHIBIT 11

                       TRAVEL SERVICES INTERNATIONAL, INC.
                 SCHEDULE OF COMPUTATIONS OF EARNINGS PER SHARE
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                                                                                                       Basic           Diluted
                                                                                                  Weighted Average Weighted Average
                                                                                          Shares       Shares          Shares
                                                                                       -----------  ------------- ----------------
HISTORICAL:
Quarter ended March 31, 1998

   Shares attributable to Auto Europe, accounting acquiror, at beginning of period     1,083,334    1,083,334      1,083,334

   Shares issued in consideration for acquisition of the Pooling Acquisitions          1,997,344    1,997,344      1,997,344

   Shares issued in consideration for acquisition of Other Founding Companies          2,338,891    2,338,891      2,338,891

   Shares issued to founders and management of TSI                                     2,484,501    2,484,501      2,484,501

   Sold pursuant to the Offering                                                       2,875,000    2,875,000      2,875,000

   Shares issued in consideration for acquisition of Trax Software                        32,985       32,985         32,985

   Shares issued in consideration for acquisition of Goldcoast                            21,821       12,123         12,123

   Shares issued in consideration for acquisition of Diplomat                            163,755      127,365        127,365

   Options granted                                                                     1,018,675           --        390,794


                                                                                      ----------   ----------     ----------
   Shares used in computing earnings per share for quarter ended March 31, 1998       12,016,306   10,951,543     11,342,337
                                                                                      ==========   ==========     ==========



Quarter ended March 31, 1999

   Shares attributable to Auto Europe, accounting acquiror, at beginning of period     1,083,334    1,083,334      1,083,334

   Shares issued in consideration for acquisition of the Pooling Acquisitions          1,997,344    1,997,344      1,997,344

   Shares issued in consideration for acquisition of Other Founding Companies          2,338,891    2,338,891      2,338,891

   Shares issued to founders and management of TSI                                     2,484,501    2,484,501      2,484,501

   Sold pursuant to the Offering                                                       2,875,000    2,875,000      2,875,000

   Shares issued in consideration for acquisition of Trax Software                        32,985       32,985         32,985

   Shares issued in consideration for acquisition of Diplomat                             21,821       21,821         21,821

   Shares issued in consideration for acquisition of Goldcoast                           163,755      163,755        163,755

   Shares issued in consideration for acquisition of AutoNet                               2,183        2,183          2,183

   Shares issued in consideration for acquisition of Lexington                           283,990      283,990        283,990

   Shares issued in consideration for acquisition of 1-800-CRUISES                        36,546       36,546         36,546

   Shares issued in consideration for acquisition of AHI                                 145,400       96,933         96,933

   Shares issued in consideration for acquisition of Lifestyles                          248,600      165,733        165,733

   Shares issued in connection with the secondary stock offering                       2,025,000    2,025,000      2,025,000

   Exercised options                                                                      56,308       56,308         56,308

   Options granted                                                                     1,768,497           --        354,836
                                                                                      -=========   ==========     ==========
   Shares used in computing earnings per share for the quarter ended March 31, 1999   15,564,155   13,664,325     14,019,160
                                                                                      ==========   ==========     ==========
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